THURSDAY, JULY 17, 1997

    BANKERS TRUST EARNS $2.07 PER SHARE IN THE SECOND QUARTER
 OF 1997, UP 24% FROM THE 1996 SECOND QUARTER EARNINGS PER SHARE
 OF $1.67


New York, July 17, 1997 -- Bankers Trust New York Corporation
(BT) today reported that earnings per share for the second quarter were $2.07, up 24% from the $1.67 earned in the second quarter of 1996. Net income for the second quarter of 1997 was $181 million compared with $151 million in the second quarter of 1996. Driven by a 23% revenue growth, return on common equity in the quarter reached 15.2%, compared with 12.9% in the second quarter of 1996.

"Broad-based revenue gains in Bankers Trust's global businesses continued to drive an improvement in profitability in the second quarter," said Frank Newman, chairman and chief executive officer. "Compared to last year, revenue growth was especially strong in our trading and sales, investment banking and risk management services business units.

"On August 13, Bankers Trust and Alex. Brown shareholders will vote on an historic merger of two great institutions that share a strong commitment to clients and a long tradition of excellence," Mr. Newman added. "We approach this merger with solid business momentum and growing evidence of the exciting opportunities that lie ahead for our combined firm. Together, we will bring our clients a comprehensive array of sophisticated financing and advisory capabilities."

For the current quarter, total revenues of $1.285 billion were up $244 million, or 23%, from second quarter 1996 revenues of $1.041 billion. Revenues increased in most of the Firm's business units. Trading revenue and trading-related net interest revenue increased $220 million, due to a rebound in the risk management services business and strong performances in nearly all other businesses. In addition, corporate finance fees increased $38 million, primarily due to increases in private placement, merger and acquisition and loan syndication activities.

Total noninterest expenses for the second quarter of 1997 increased $203 million, or 25%, from the second quarter of 1996. Personnel-related expenses contributed $172 million to the increase. Salaries rose by $30 million due to growth in the number of employees and to annual pay increases. Incentive compensation and employee benefits were $377 million, up $142 million, primarily as a result of higher levels of revenues and profits.

The Corporation's already strong credit quality continued to improve during the quarter. At June 30, 1997, total cash basis loans amounted to $305 million, down from $332 million at March
31, 1997 and $573 million at June 30, 1996.

ORGANIZATIONAL HIGHLIGHTS*

                                    Total Non-   Pretax     Net
Second Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  353      $193     $160    $113
Risk Management Services         107        97       10       7
Trading & Sales                  168        84       84      59
Investment Management             87        75       12       8
Client Processing Services       208       182       26      18
Australia/New Zealand            132        99       33      23
Asia                              11        31      (20)    (14)
Latin America                    172       117       55      39
Corporate/Other                   47       150     (103)    (72)
Total                         $1,285    $1,028     $257    $181

                                    Total Non-   Pretax     Net
First Quarter 1997             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  303      $165     $138    $ 96
Risk Management Services         105        89       16      11
Trading & Sales                  134        73       61      43
Investment Management             85        72       13       9
Client Processing Services       196       178       18      13
Australia/New Zealand            129        81       48      34
Asia                              40        29       11       8
Latin America                    143       110       33      23
Corporate/Other                   41       138      (97)    (68)
Total                         $1,176      $935     $241    $169

                                    Total Non-   Pretax     Net
Second Quarter 1996            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  281      $132     $149    $104
Risk Management Services          38        64      (26)    (18)
Trading & Sales                   84        59       25      17
Investment Management             75        70        5       4
Client Processing Services       197       169       28      20
Australia/New Zealand            114        67       47      33
Asia                              36        26       10       7
Latin America                    166       118       48      33
Corporate/Other                   50       120      (70)    (49)
Total                         $1,041      $825     $216    $151

* Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the organizational units. Because the Corporation's business is diverse in nature and its operations are integrated, it is impractical to segregate respective contributions of the organizational units with precision. As a result, estimates and judgments have been made to apportion revenue and expense items. In addition, certain revenue and expenses have been segregated and reported in Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their contributions to a particular organizational unit would be distortive. In order to provide comparability from one period to the next, the Corporation will restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.

Organizational Unit Results

The Investment Banking business contributed net income of $113 million in the second quarter, up from $104 million a year ago and $96 million in the previous quarter. The increase from the prior year period and previous quarter reflected higher corporate finance income offset partly by higher personnel-related costs. Revenue from private equity investments declined from the high level of the second quarter of 1996 but increased slightly from the previous quarter.

Risk Management Services recorded net income of $7 million in the second quarter of 1997, up $25 million from the second quarter of 1996 and down $4 million from the previous quarter. The prior year quarter reflected losses incurred in the commodity derivatives books when copper prices dropped sharply. Beginning in 1997, the responsibility for managing the metals and mining commodities book was transferred to Australia/NZ. The decrease in net income from the first quarter of 1997 was primarily due to higher personnel-related costs.

Net income from the Trading & Sales business, at $59 million, was up $42 million from the second quarter of 1996 and $16 million from the first quarter of 1997. The current quarter's improvement was largely due to strong arbitrage activities as compared to the prior year period and previous quarter.

The Corporation's Investment Management business, which for reporting purposes does not include funds management activities in Australia/NZ, reported net income of $8 million for the current quarter, up $4 million from the 1996 comparable period due to improved performance fees. At June 30, 1997, assets under management in this organizational unit were approximately $242 billion, compared to $206 billion and $191 billion at March 31, 1997 and June 30, 1996, respectively.

Client Processing Services contributed $18 million of net income in the second quarter of 1997, down $2 million from the 1996 second quarter and up $5 million from the previous quarter. Revenues of $208 million were up $11 million from the second quarter of 1996 and $12 million from the previous quarter. The decline in net income from a year ago reflected higher personnel-related costs and technology costs.

Net income of the Australia/NZ business was $23 million in the second quarter of 1997, down $10 million from the second quarter of 1996 and down $11 million from the previous quarter. The decrease from the prior year period and previous quarter was primarily due to higher personnel-related costs as a result of increased staff levels offset in part by improved revenues from trading activities and fiduciary and funds management. At June 30, 1997, assets under management in Australia/NZ's investment management business were approximately $28 billion, compared to $27 billion and $24 billion at March 31, 1997 and June 30, 1996 respectively.

Asia net loss was $14 million in the second quarter of 1997 compared to net income of $7 million in the second quarter of 1996 and net income of $8 million in the previous quarter. Thailand is currently experiencing a significant reduction in its economic growth and the Thai stock market has experienced a steep decline. As a result, the Corporation recognized a decline in value of its unconsolidated investment in a Thai finance company. Offsetting this decline, the Corporation recognized trading gains from favorable Thai baht currency positions. The combined effect of these factors in Thailand resulted in a pre-tax net loss of $22 million.

Latin America net income was $39 million in the second quarter of 1997, up $6 million from the second quarter of 1996 and up $16 million from the first quarter of 1997. A pre-tax gain of $22 million ($15 million after-tax) was recorded during the current quarter resulting from the completion of the first stage on the sale of 50% of the Corporation's stake in Consorcio, the largest life insurance and annuity firm in Chile. The prior year's quarter included $31 million in pre-tax revenue on the sale of Compensa which was the smaller of the Corporation's Chilean insurance subsidiaries.

Corporate/Other net loss was $72 million in the second quarter of 1997, compared with a net loss of $49 million in the second quarter of 1996 and a net loss of $68 million in the first quarter of 1997. The first half of 1997 included the effects of increased incentive compensation and employee benefits and consulting expenses associated with several strategic and infrastructure improvement projects. The prior year period included higher levels of legal and professional fees.


QUARTERLY FINANCIAL COMPARISONS

Second Quarter 1997 Versus Second Quarter 1996

Net income of $181 million for the second quarter of 1997 was up
20% from the $151 million earned in the second quarter of 1996.

Second quarter 1997 combined trading revenue and trading-related net interest revenue increased $220 million. Page 10 shows combined trading results by organizational unit.

Fiduciary and funds management revenue was $234 million in the second quarter of 1997 up $36 million from the prior year period.
Client processing services, funds management and global private banking commissions contributed to this increase.

Corporate finance fees increased 28% from the $136 million earned in the second quarter of 1996 primarily due to higher private placement fees, merger and acquisition fees and loan syndication fees.

The Corporation's private equity investment activities largely contributed to the changes in securities available for sale gains
(up $43 million) and net revenue from equity investment transactions (down $69 million).

Total noninterest expenses of $1.028 billion increased by $203 million, or 25%, from the second quarter of 1996. Salaries expense increased $30 million, or 15%, principally due to a 7% increase in the average number of employees and to annual pay increases. Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $142 million due to higher profitability and the increase in the average number of employees.


Second Quarter 1997 versus First Quarter 1997

Net income of $181 million for the second quarter of 1997 was up
7% from the $169 million earned in the first quarter of 1997.

Second quarter 1997 combined trading revenue and trading-related net interest revenue increased $17 million from the first quarter of 1997.

Fiduciary funds management revenue was $234 million in the current quarter, up $26 million from the previous quarter primarily due to increased client processing services and funds management revenue.

Corporate finance fees increased $34 million in the current quarter primarily due to higher loan syndication fees and securities underwriting fees.

The Corporation's private equity investment activities largely contributed to the changes in securities available for sale gains
(up $54 million) and net revenue from equity investment transactions (down $41 million).

Incentive compensation and employee benefits expense rose $55 million from the first quarter of 1997. This was primarily due to higher incentive accruals.


CAPITAL

In March 1997, the Corporation became the first banking institution to adopt the new Market Risk amendment to the risk-based capital guidelines issued by the Federal Reserve and the Bank for International Settlements (BIS). The amendment changes the calculation of the risk-weighted assets for trading accounts by incorporating the use of internal models to measure market risks. In addition, the amendment requires that the capital and risk-adjusted assets of BT Securities Corporation no longer be excluded when calculating the risk-based capital ratios at the holding company level. All banking institutions with significant trading activity must adopt this Amendment by January 1, 1998. During 1997, early adoption is permissible with prior approval from the institution's primary federal regulator.

As calculated under these new rules, the Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were approximately 8.1% and 14.3%, respectively, as of June 30, 1997.


CREDIT QUALITY

Credit quality improved further during the quarter and there was no provision for credit losses. Cash basis loans declined from $573 million at June 30, 1996 to $332 million at March 31, 1997 and $305 million at June 30, 1997.

The remainder of this release contains the following tables:

                                                            Page

     1. BTNY Consolidated Quarterly Statement of Income        8
     2. BTNY Consolidated Year-To-Date Statement of Income     9
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                     10
     4. Net Interest Revenue                                  10
     5. BTNY Consolidated Balance Sheet                       11
     6. Stock and Capital Data                                12
     7. Nonperforming Assets and Allowance for Credit Losses  13


For additional information, contact William McBride, 212-250-
7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

                                        Second    First  Second
                                       Quarter  Quarter Quarter
                                          1996     1997    1997
NET INTEREST REVENUE
  Interest revenue                      $1,459   $1,645  $1,694
  Interest expense                       1,216    1,337   1,379
Net interest revenue                       243      308     315
Provision for credit losses                  -        -       -
Net interest revenue after provision
 for credit losses                         243      308     315
NONINTEREST REVENUE
  Trading*                                 146      279     282
  Fiduciary & funds management             198      208     234
  Corporate finance fees                   136      140     174
  Other fees & commissions                  82       79      91
  Net revenue from equity investment
   transactions                             72       44       3
  Securities available for sale gains       25       14      68
  Insurance premiums                        63       63      64
  Other                                     76       41      54
Total noninterest revenue                  798      868     970
Total revenue                            1,041    1,176   1,285
NONINTEREST EXPENSES
  Salaries                                 202      237     232
  Incentive compensation &
   employee benefits                       235      322     377
  Agency & other professional service fees  98       87      99
  Communication & data services             47       45      45
  Occupancy, net                            36       37      38
  Furniture & equipment                     41       50      49
  Travel & entertainment                    24       25      31
  Provision for policyholder benefits       78       68      72
  Other                                     64       64      85
Total noninterest expenses                 825      935   1,028
Income before income taxes                 216      241     257
Income taxes                                65       72      76

NET INCOME                              $  151   $  169  $  181



NET INCOME APPLICABLE TO COMMON STOCK   $  137   $  156  $  169

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                $1.67    $1.89   $2.07

  FULLY DILUTED                          $1.66    $1.89   $2.05

*The Corporation accounts for revenues from a wide range of business activities as "trading".
 See table on page 10.

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
          CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)



SIX MONTHS ENDED JUNE 30,                          1996    1997
NET INTEREST REVENUE
  Interest revenue                               $3,049  $3,339
  Interest expense                                2,593   2,716
Net interest revenue                                456     623
Provision for credit losses                           5       -
Net interest revenue after provision
 for credit losses                                  451     623
NONINTEREST REVENUE
  Trading*                                          393     561
  Fiduciary & funds management                      381     442
  Corporate finance fees                            222     314
  Other fees & commissions                          169     170
  Net revenue from equity investment
   transactions                                      93      47
  Securities available for sale gains                40      82
  Insurance premiums                                125     127
  Other                                             125      95
Total noninterest revenue                         1,548   1,838
Total revenue                                     1,999   2,461
NONINTEREST EXPENSES
  Salaries                                          403     469
  Incentive compensation & employee benefits        462     699
  Agency & other professional service fees          158     186
  Communication & data services                      93      90
  Occupancy, net                                     73      75
  Furniture & equipment                              82      99
  Travel & entertainment                             42      56
  Provision for policyholder benefits               150     140
  Other                                             123     149
Total noninterest expenses                        1,586   1,963
Income before income taxes                          413     498
Income taxes                                        124     148

NET INCOME                                       $  289  $  350



NET INCOME APPLICABLE TO COMMON STOCK            $  260  $  325

Cash dividends declared per common share          $2.00   $2.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $3.19   $3.95

  FULLY DILUTED                                   $3.17   $3.93

* The Corporation accounts for revenues from a wide range of business activities as "trading".
  See quarterly information on page 10.

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                        Second    First  Second
                                       Quarter  Quarter Quarter
(in millions)                             1996     1997    1997
Trading Revenue                           $146     $279    $282
Trading-Related Net Interest
  Revenue (Estimate)                        64     134      148
Total Trading Revenue &
  Trading-Related NIR                     $210    $413     $430

By Organizational Unit (in millions)
Investment Banking                        $ 28     $ 63    $ 68
Risk Management Services                    40      111     117
Trading & Sales                             68      114      97
Investment Management                        2        4       4
Client Processing Services                   2        1       1
Australia/New Zealand                       34       47      56
Asia                                        10       27      42
Latin America                               28       49      48
Corporate/Other                             (2)      (3)     (3)
Total Trading Revenue &
  Trading-Related NIR                     $210     $413    $430

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Australia/New Zealand, Asia and Latin America produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE

                                        Second    First  Second
                                       Quarter  Quarter Quarter
($ in millions)                           1996     1997    1997
Nontrading-related net interest
  revenue(Estimate)                       $179     $174    $167
Trading-related net interest
  revenue (Estimate)                        64      134     148
Net interest revenue                      $243     $308    $315

Average rates (fully taxable basis)
  Yield on interest-earning assets         6.47%    7.00%   6.82%
  Cost of interest-bearing liabilities     5.64%    5.93%   5.65%
  Interest rate spread                      .83%    1.07%   1.17%
  Net interest margin                      1.09%    1.33%   1.29%

Average balances (billions)
  Loans                                   $13.1    $15.6   $18.2
  Total interest-earning assets           $91.0    $95.7  $100.0
  Total assets                           $117.8   $123.6  $129.9
  Total interest-bearing liabilities      $86.7   $91.4    $97.9

                               10
       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                            June 30 December 31 March 31 June 30
                              1996*       1996    1997*   1997*
ASSETS
Cash and due from banks    $  1,663   $  1,543 $  1,607 $  1,730
Interest-bearing deposits
  in banks                    2,065      2,210    2,581    2,334
Federal funds sold              365      1,599    1,195    1,305
Sec. purch. under resale
  agreements                 25,420     17,986   22,273   25,754
Securities borrowed          13,373     16,676   13,963   12,794
Trading assets:
 Government securities       14,565     16,745   11,686   12,270
 Corporate debt securities    7,637      8,005    8,460    9,642
 Equity securities            6,869      6,048    7,021    8,018
 Swaps, options &
  other derivatives           9,486     11,410   11,222   10,824
 Other trading assets         5,218      6,711    9,072    8,328
  Total trading assets       43,775     48,919   47,461   49,082
Securities available for sale 6,851      7,920    7,986    7,478
Loans                        14,249          -        -        -
Allowance for credit losses    (972)         -        -        -
Loans, net of allowance for
 credit losses of $773,
 $758 and $767 at
 December 31, 1996,
 March 31, 1997 and
 June 30, 1997, respectively      -     15,053   17,221   18,939
Accounts receivable &
  accrued interest            2,841      3,003    3,227    3,431
Other assets                  4,971      5,326    5,464    6,101
Total                      $114,601   $120,235 $122,978 $128,948

LIABILITIES
Noninterest-bearing deposits
  Domestic offices         $  3,327   $  2,600 $  2,803 $  3,046
  Foreign offices               488      1,013    1,052    1,439
Interest-bearing deposits
  Domestic offices            6,091      9,928   12,365   15,618
  Foreign offices            15,387     16,774   19,369   18,327
Total deposits               25,293     30,315   35,589   38,430
Trading liabilities:
  Securities sold, not
    yet purchased
   Government securities     10,918      7,652    3,943    4,949
   Equity securities          4,655      4,151    4,935    4,973
   Other trading liabilities    377        325      431      401
  Swaps, options & other
    derivatives              10,333     11,585   11,177   11,064
  Total trading liabilities  26,283     23,713   20,486   21,387
Sec. sold under repurch.
  agreements                 24,050     23,000   21,995   22,550
Other short-term borrowings  15,755     19,395   20,224   19,398
Accounts payable and
  accrued expenses            4,531      3,656    3,836    5,776
Other liabilities, including
 allowance for credit losses
 of $200 at December 31, 1996
  and March 31, 1997
 and $206 at June 30, 1997    2,563      2,833    3,179    3,504
Long-term debt not included
 in risk-based capital        8,225      8,533    7,955    8,268
Long-term debt included in
 risk-based capital           2,484      2,576    3,164    2,939
Mandatorily redeemable
 capital securities of
 subsidiary trusts holding
 solely junior subordinated
 deferrable interest
 debentures included in
 risk-based capital               -        730    1,469    1,470
Total liabilities           109,184    114,751  117,897  123,722
PREFERRED STOCK OF SUBSIDIARY   250        250        -        -
STOCKHOLDERS' EQUITY
Preferred stock                 866        810      704      703
Common stock                     84         84       84       84
Capital surplus               1,308      1,339    1,349    1,352
Retained earnings             3,393      3,462    3,512    3,588
Common stock in treasury,
  at cost                      (273)      (372)    (527)    (513)
Other stockholders' equity     (211)       (89)     (41)      12
Total stockholders' equity    5,167      5,234    5,081    5,226
Total                      $114,601   $120,235 $122,978 $128,948

* Unaudited
Certain prior period amounts have been reclassified to conform to the current presentation.

                               11
                     STOCK AND CAPITAL DATA

                                        Second    First  Second
                                       Quarter  Quarter Quarter
                                          1996     1997    1997

FOR THE QUARTER
Return on Average Common Stockholders'
  Equity                                   12.9%   14.3%    15.2%
Return on Average Total Assets              .52%    .55%     .56%


PER COMMON SHARE
Earnings:
  Primary                                 $1.67    $1.89   $2.07
  Fully Diluted                           $1.66    $1.89   $2.05
Cash Dividends Declared                   $1.00    $1.00   $1.00
Market Price, End of Period              $73.875  $82.00 $87.125
Book Value, End of Period                 $51.86  $53.42  $54.84


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000 300,000
   Issued, at period end                83,679   83,679  83,679
Common stock in treasury,
  at period end                          3,758   5,965    6,012
Average Common and Common Equivalent
 Shares Outstanding
   Primary                              81,900   82,784  81,585
   Fully Diluted                        82,351   82,898  82,403


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
  to Total Assets                          3.8%     3.6%     3.5%
Total Stockholders' Equity
  to Total Assets                          4.5%     4.1%     4.1%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                       8.3%     8.2%     8.1%
      Total Capital                       13.5%    14.8%    14.3%
   Leverage Ratio (1)                      5.5%     4.5%     4.4%
Bankers Trust Company:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                       9.3%     8.6%     8.8%
      Total Capital                       12.4%    12.1%    12.2%
   Leverage Ratio (1)                      5.5%     5.4%     5.3%


(1) Regulatory capital ratios at June 30, 1997 are preliminary.
Regulatory capital ratios at June 30, 1997 and March 31, 1997 reflect the adoption of the Market Risk Amendment to the risk-based capital guidelines. This amendment changes the calculation of risk-weighted assets for trading accounts. In addition, it requires that the capital and risk-adjusted assets of BT Securities Corporation be included when calculating the risk-based capital ratios for Bankers Trust New York Corporation.
As a result of this adoption, the Corporation's leverage ratios also reflect the capital and average assets of BT Securities Corporation. Previously, such assets and capital were excluded.
Regulatory capital ratios at June 30, 1996 have not been restated for the adoption of this amendment.

                               12

      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                       June 30 March 31 June 30
                                          1996     1997    1997

Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate                  $308     $185    $156
  Real estate related                       31       25      25
  Highly leveraged                         128       88      76
  Other                                    106       34      48
Total cash basis loans                    $573     $332    $305

Renegotiated loans
 Secured by real estate                    $89      $37     $37
Total renegotiated loans                   $89      $37     $37

Other real estate                         $219     $188    $196

Other nonperforming assets                 $68       $8      $8


Total allowance for credit losses (in millions)

Balance, beginning of period              $987     $973    $958
Net charge-offs (recoveries)
  Charge-offs                               21       33       3
  Recoveries                                 6       18       1
Total net charge-offs (recoveries)*         15       15       2
Provision for credit losses                  -        -       -
Allowance related to acquisition
 of an affiliate                             -        -      17
Balance, end of period (a)                $972     $958    $973

(a) Allocation**:
     Loans                                         $758    $767
     Other liabilities                              200     206
Balance, end of period                             $958    $973

* Components of Net Charge-offs (Recoveries):
   Secured by real estate                  $ -     $(1)      $2
   Real estate related                       -        -       -
   Highly leveraged                          3       16       -
   Other                                    13        -       1
   Refinancing country                     (1)        -     (1)
Total                                      $15      $15      $2

** Beginning December 31, 1996, in accordance with the American Institute of Certified Public Accountant's Banks and Savings Institutions Audit and Accounting Guide, the Corporation has allocated its total allowance for credit losses as a reduction of loans and as other liabilities related to other credit-related items. The Corporation continues to believe that the total allowance for credit losses is available for credit losses in its entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Due to a multitude of complex and changing factors that are collectively weighed in determining the adequacy of the allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be adjusted as risk factors change. Amounts as of June 30, 1996 have not been restated.

               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



Richard H. Daniel
Vice Chairman and Controller
(Principal Financial Officer)


                                   July 18, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K/A (Amendment No. 1) dated July 17, 1997
(the "Form 8-K/A"). The Form 8-K/A is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
7575.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: RICHARD H. DANIEL
                                  Richard H. Daniel
                                  Vice Chairman and Controller
                                 (Principal Financial Officer)